November 13, 2025
Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$1,222,000
Auto Callable Contingent Interest Notes Linked to the Least
Performing of the Consumer Staples Select Sector SPDR® Fund,
the Financial Select Sector SPDR® Fund and the Materials Select
Sector SPDR® Fund due May 18, 2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
● The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing price of one share of each of the Consumer Staples Select Sector SPDR® Fund, the Financial Select Sector
SPDR® Fund and the Materials Select Sector SPDR® Fund, which we refer to as the Funds, is greater than or equal to
70.00% of its Initial Value, which we refer to as an Interest Barrier.
● The notes will be automatically called if the closing price of one share of each Fund on any Review Date (other than the first, second and final Review Dates) is greater than or equal to its Initial Value.
● The earliest date on which an automatic call may be initiated is February 13, 2026.
● Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Review Dates.
● Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
● The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as
JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
● Payments on the notes are not linked to a basket composed of the Funds. Payments on the notes are linked to the performance of each of the Funds individually, as described below.
● Minimum denominations of $1,000 and integral multiples thereof
● The notes priced on November 13, 2025 and are expected to settle on or about November 18, 2025.
● CUSIP: 48136JNZ3
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$5
$995
Total
$1,222,000
$6,110
$1,215,890
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $5.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $989.80 per $1,000 principal amount note. See
“The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Funds: The Consumer Staples Select Sector SPDR® Fund
(Bloomberg ticker: XLP), the Financial Select Sector SPDR®
Fund (Bloomberg ticker: XLF) and the Materials Select Sector
SPDR® Fund (Bloomberg ticker: XLB) (each a “Fund” and
collectively, the “Funds”)
Contingent Interest Payments:
If the notes have not been automatically called and the
closing price of one share of each Fund on any Review Date
is greater than or equal to its Interest Barrier, you will receive on the applicable Interest Payment Date for each $1,000
principal amount note a Contingent Interest Payment equal to
$9.1667 (equivalent to a Contingent Interest Rate of 11.00%
per annum, payable at a rate of 0.91667% per month).
If the closing price of one share of any Fund on any Review
Date is less than its Interest Barrier, no Contingent Interest
Payment will be made with respect to that Review Date.
Contingent Interest Rate: 11.00% per annum, payable at a
rate of 0.91667% per month
Interest Barrier/Trigger Value: With respect to each Fund,
70.00% of its Initial Value, which is $54.124 for the Consumer
Staples Select Sector SPDR® Fund, $37.086 for the Financial
Select Sector SPDR® Fund and $61.299 for the Materials
Select Sector SPDR® Fund
Pricing Date: November 13, 2025
Original Issue Date (Settlement Date): On or about
November 18, 2025
Review Dates*: December 15, 2025, January 13, 2026,
February 13, 2026, March 13, 2026, April 13, 2026, May 13,
2026, June 15, 2026, July 13, 2026, August 13, 2026,
September 14, 2026, October 13, 2026, November 13, 2026,
December 14, 2026, January 13, 2027, February 16, 2027,
March 15, 2027, April 13, 2027 and May 13, 2027 (final
Review Date)
Interest Payment Dates*: December 18, 2025, January 16,
2026, February 19, 2026, March 18, 2026, April 16, 2026,
May 18, 2026, June 18, 2026, July 16, 2026, August 18,
2026, September 17, 2026, October 16, 2026, November 18,
2026, December 17, 2026, January 19, 2027, February 19,
2027, March 18, 2027, April 16, 2027 and the Maturity Date
Maturity Date*: May 18, 2027
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first, second and final
Review Dates), the first Interest Payment Date immediately
following that Review Date
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement
Automatic Call:
If the closing price of one share of each Fund on any Review
Date (other than the first, second and final Review Dates) is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000
principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to that Review Date,
payable on the applicable Call Settlement Date. No further
payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value of each Fund is greater than or equal to its Trigger
Value, you will receive a cash payment at maturity, for each
$1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to the final Review
Date.
If the notes have not been automatically called and the Final
Value of any Fund is less than its Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Fund Return)
If the notes have not been automatically called and the Final
Value of any Fund is less than its Trigger Value, you will lose more than 30.00% of your principal amount at maturity and
could lose all of your principal amount at maturity.
Least Performing Fund: The Fund with the Least Performing
Fund Return
Least Performing Fund Return: The lowest of the Fund
Returns of the Funds
Fund Return: With respect to each Fund,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Fund, the closing price of one share of that Fund on the Pricing Date, which was $77.32 for the Consumer Staples Select Sector SPDR® Fund, $52.98
for the Financial Select Sector SPDR® Fund and $87.57 for
the Materials Select Sector SPDR® Fund
Final Value: With respect to each Fund, the closing price of one share of that Fund on the final Review Date
Share Adjustment Factor: With respect to each Fund, the
Share Adjustment Factor is referenced in determining the
closing price of one share of that Fund and is set equal to 1.0 on the Pricing Date. The Share Adjustment Factor of each
Fund is subject to adjustment upon the occurrence of certain events affecting that Fund. See “The Underlyings — Funds
— Anti-Dilution Adjustments” in the accompanying product
supplement for further information.

PS-2| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
Supplemental Terms of the Notes
Any value of any underlier, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with the First and Second Review Dates
First and Second Review Dates
Compare the closing price of one share of each Fund to its Interest Barrier on each Review Date.
The closing price of one share of each Fund is greater
than or equal to its Interest Barrier.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
The closing price of one share of any Fund is less
than its Interest Barrier.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
Payments in Connection with Review Dates (Other than the First, Second and Final Review Dates)
Review Dates (Other than the First, Second and Final Review Dates)
Initial
Value
Compare the closing price of one share of each Fund to its Initial Value and its Interest Barrier on each Review Date until the final Review Date or any earlier automatic call.
The closing price of
one share of each
Fund is greater
than or equal to
its Initial Value.
Automatic Call
The notes will be automatically called on the applicable Call Settlement Date, and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that
Review Date.
No further payments will be made on the notes.
The closing price of
one share of any
Fund is less than
its Initial Value.
No
Automatic
Call
The closing price of one
share of each Fund is
greater than or equal
to its Interest Barrier.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
The closing price of one
share of any Fund is
less than its Interest
Barrier.
No Contingent Interest Payment will be
made with respect to the applicable
Review Date.
Proceed to the next Review Date.

PS-3| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
Payment at Maturity If the Notes Have Not Been Automatically Called
Review Dates
Preceding the Final
Review Date
Final Review Date
Payment at Maturity
The notes are not
automatically called.
The Final Value of each Fund is greater than
or equal to its Trigger Value.
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment applicable
to the final Review Date.
Proceed to maturity
The Final Value of any Fund is less than its
Trigger Value.
You will receive:
$1,000 + ($1,000 × Least Performing
Fund Return)
Under these circumstances, you will
lose some or all of your principal
amount at maturity.
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 11.00% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
18
$165.0000
17
$155.8333
16
$146.6667
15
$137.5000
14
$128.3333
13
$119.1667
12
$110.0000
11
$100.8333
10
$91.6667
9
$82.5000
8
$73.3333
7
$64.1667
6
$55.0000
5
$45.8333
4
$36.6667
3
$27.5000
2
$18.3333
1
$9.1667
0
$0.0000

PS-4| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Funds, assuming a range of performances for the hypothetical Least Performing Fund on the Review Dates. Solely for purposes of this section, the Least Performing Fund with respect to each Review Date is the least performing of the Funds determined based on the closing price of one share of each
Fund on that Review Date compared with its Initial Value.
The hypothetical payments set forth below assume the following:
● an Initial Value for each Fund of $100.00;
● an Interest Barrier and a Trigger Value for each Fund of $70.00 (equal to 70.00% of its hypothetical Initial Value); and
● a Contingent Interest Rate of 11.00% per annum (payable at a rate of 0.91667% per month).
The hypothetical Initial Value of each Fund of $100.00 has been chosen for illustrative purposes only and does not represent the actual
Initial Value of any Fund.
The actual Initial Value of each Fund is the closing price of one share of that Fund on the Pricing Date and is specified under “Key
Terms – Initial Value” in this pricing supplement. For historical data regarding the actual closing prices of one share of each Fund, please see the historical information set forth under “The Funds” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the third Review Date.
Date
Closing Price of One
Share of Least
Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$105.00
$9.1667
Second Review Date
$110.00
$9.1667
Third Review Date
$110.00
$1,009.1667
Total Payment
$1,027.50 (2.75% return)
Because the closing price of one share of each Fund on the third Review Date is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,009.1667 (or $1,000 plus the Contingent
Interest Payment applicable to the third Review Date), payable on the applicable Call Settlement Date. The notes are not automatically callable before the third Review Date, even though the closing price of one share of each Fund on each of the first and second Review
Dates is greater than its Initial Value. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,027.50. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value of the Least Performing Fund is greater than or equal to its Trigger Value.
Date
Closing Price of One
Share of Least
Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$95.00
$9.1667
Second Review Date
$85.00
$9.1667
Third through
Seventeenth Review
Dates
Less than Interest
Barrier
$0
Final Review Date
$90.00
$1,009.1667
Total Payment
$1,027.50 (2.75% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Fund is greater than or equal to its
Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,009.1667 (or $1,000 plus the Contingent
Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,027.50.

PS-5| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
Example 3 — Notes have NOT been automatically called and the Final Value of the Least Performing Fund is less than its Trigger Value.
Date
Closing Price of One
Share of Least
Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$60.00
$0
Second Review Date
$65.00
$0
Third through
Seventeenth Review
Dates
Less than Interest
Barrier
$0
Final Review Date
$60.00
$600.00
Total Payment
$600.00 (-40.00% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Fund is less than its Trigger Value and the Least Performing Fund Return is -40.00%, the payment at maturity will be $600.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-40.00%)] = $600.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
● YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any Fund is less than its Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Least
Performing Fund is less than its Initial Value. Accordingly, under these circumstances, you will lose more than 30.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
● THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date only if the closing price of one share of each Fund on that Review Date is greater than or equal to its Interest Barrier. If the closing price of one share of any Fund on that Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date. Accordingly, if the closing price of one share of any Fund on each Review Date is less than its Interest
Barrier, you will not receive any interest payments over the term of the notes.
● CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
● AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
● THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Fund, which may be significant. You will not participate in any appreciation of any Fund.

PS-6| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
● POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
● JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE FINANCIAL SELECT SECTOR
SPDR® FUND AND ITS UNDERLYING INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the price of one share of the Financial Select Sector SPDR® Fund or the level of its Underlying Index (as defined under “The
Funds” below).
● THERE ARE RISKS ASSOCIATED WITH THE FUNDS —
The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the notes.
● THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX AS WELL AS
THE NET ASSET VALUE PER SHARE —
Each Fund does not fully replicate its Underlying Index (as defined under “The Funds” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of each Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying each Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its
Underlying Index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of each Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
● RISKS ASSOCIATED WITH THE FINANCIAL SECTOR WITH RESPECT TO THE FINANCIAL SELECT SECTOR SPDR® FUND
—
All or substantially all of the equity securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities held by the Financial Select Sector SPDR® Fund and the price of the Financial Select Sector SPDR® Fund during the term of the notes, which may adversely affect the value of your notes.

PS-7| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
● RISKS ASSOCIATED WITH THE CONSUMER STAPLES SECTOR WITH RESPECT TO THE CONSUMER STAPLES SELECT
SECTOR SPDR® FUND —
All or substantially all of the equity securities held by the Consumer Staples Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the consumer staples sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact these companies’ performance. For instance, government regulations may affect the permissibility of using various food additives and production methods of companies that make food products, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending. These factors could affect the consumer staples sector and could affect the value of the equity securities held by the
Consumer Staples Select Sector SPDR® Fund and the price of the Consumer Staples Select Sector SPDR® Fund during the term of the notes, which may adversely affect the value of your notes.
● RISKS ASSOCIATED WITH THE MATERIALS SECTOR WITH RESPECT TO THE MATERIALS SELECT SECTOR SPDR®
FUND —
All or substantially all of the equity securities held by the Materials Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the materials sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Many materials companies are significantly affected by the level and volatility of commodity prices, exchange rates, import controls, worldwide competition, environmental policies and consumer demand. At times, worldwide production of industrial materials has exceeded demand as a result of over-
building or economic downturns, leading to poor investment returns or losses. Other risks may include liabilities for environmental damage and general civil liabilities, depletion of resources and mandated expenditures for safety and pollution control. The materials sector may also be affected by economic cycles, technical progress, labor relations and government regulations. These factors could affect the materials sector and could affect the value of the equity securities held by the Materials Select Sector
SPDR® Fund and the price of the Materials Select Sector SPDR® Fund during the term of the notes, which may adversely affect the value of your notes.
● YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH FUND—
Payments on the notes are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by any of the Funds over the term of the notes may result in the notes not being automatically called on a Review Date, may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment
Date and your payment at maturity and will not be offset or mitigated by positive performance by any other Fund.
● YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING FUND.
● THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE—
If the Final Value of one share of any Fund is less than its Trigger Value and the notes have not been automatically called, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Least Performing Fund.
● THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately three months and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
● YOU WILL NOT RECEIVE DIVIDENDS ON ANY FUND OR THE SECURITIES HELD BY ANY FUND OR HAVE ANY RIGHTS
WITH RESPECT TO ANY FUND OR THOSE SECURITIES.
● THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.
● THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A FUND FALLING BELOW ITS INTEREST BARRIER OR TRIGGER
VALUE IS GREATER IF THE PRICE OF ONE SHARE OF THAT FUND IS VOLATILE.
● LACK OF LIQUIDITY—
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
● THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-8| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
● THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
● THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
● SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
● SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of one share of the Funds. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
The Funds
The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Consumer Staples Select Sector Index, which we refer to as the
Underlying Index with respect to the Consumer Staples Select Sector SPDR® Fund. The Consumer Staples Select Sector Index is a
capped modified market capitalization-based index that measures the performance of the GICS® consumer staples sector of the S&P
500® Index, which currently includes companies in the following industries: consumer staples distribution & retail; household products;
food products; beverages; tobacco; and personal care products. For additional information about the Consumer Staples Select Sector
SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.
The Financial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index, which we refer to as the Underlying Index with respect to the Financial Select Sector SPDR® Fund. The Financial Select Sector Index is a capped modified market capitalization-
based index that measures the performance of the GICS® financial sector of the S&P 500® Index, which currently includes companies in the following industries: financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“REITs”); and
consumer finance. For additional information about the Financial Select Sector SPDR® Fund, see “Fund Descriptions — The Select
Sector SPDR® Funds” in the accompanying underlying supplement.
The Materials Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Materials Select Sector Index, which we refer to as the Underlying Index with respect to the Materials Select Sector SPDR® Fund. The Materials Select Sector Index is a capped modified market capitalization-
based index that measures the performance of the GICS® materials sector of the S&P 500® Index, which currently includes companies in the following industries: chemicals; metals & mining; paper & forest products; containers & packaging; and construction materials.
For additional information about the Materials Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds”
in the accompanying underlying supplement.

PS-9| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
Historical Information
The following graphs set forth the historical performance of each Fund based on the weekly historical closing prices of one share of each Fund from January 3, 2020 through November 7, 2025. The closing price of one share of the Consumer Staples Select Sector
SPDR® Fund on November 13, 2025 was $77.32. The closing price of one share of the Financial Select Sector SPDR® Fund on
November 13, 2025 was $52.98. The closing price of one share of the Materials Select Sector SPDR® Fund on November 13, 2025
was $87.57. We obtained the closing prices of one share of each Fund above and below from the Bloomberg Professional® service
(“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing prices of one share of each Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of any Fund on any Review Date. There can be no assurance that the performance of the Funds will result in the return of any of your principal amount or the payment of any interest.
Historical Performance of the Consumer Staples Select Sector SPDR® Fund
Source: Bloomberg
Historical Performance of the Financial Select Sector SPDR® Fund
Source: Bloomberg

PS-10| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
Historical Performance of the Materials Select Sector SPDR® Fund
Source: Bloomberg
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend
to) withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

PS-11| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of
JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes.
For additional information, see “Selected Risk Considerations — The Estimated Value of the Notes Is Derived by Reference to an
Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — The Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the
Notes” in this pricing supplement.

PS-12| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — The Value of the Notes as Published by JPMS (and Which May Be
Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time
Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Funds” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

PS-13| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Consumer Staples Select Sector SPDR® Fund, the Financial Select
Sector SPDR® Fund and the Materials Select Sector SPDR® Fund
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
● Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
● Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
● Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
● Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.